Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2018 Stock Option and Incentive Plan, the 2018 Employee Stock Purchase Plan and the 2022 Inducement Equity Plan of Scholar Rock Holding Corporation of our report dated March 7, 2023, with respect to the consolidated financial statements of Scholar Rock Holding Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 7, 2023